1 21 EARNINGS REPORT Q 2 | A U G U S T 2 0 2 2 Exhibit 99.2

2 21 SAFE HARBOR STATEMENT This presentation contains “forward-looking” statements that are subject to risks and uncertainties that could cause the actual results of Darling Ingredients Inc. (the “Company”) to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could” “combined adjusted EBITDA guidance” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company’s control. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Q2 - 22 EARNINGS

3 21 Solid Financial Performance SUMMARY HIGHLIGHTS Q2 - 22 EARNINGS Q2-2022 Combined Adjusted EBITDA – Record Quarter $402.6 million Global Ingredients EBITDA - Record Quarter $312 million Feed Ingredients EBITDA - Record Quarter $242.1 million Food Ingredients EBITDA - Record Quarter $65.4 million Fuel Ingredients EBITDA $110.8 million EPS Diluted $1.23 Net Sales – Record Quarter $1.65 billion Shares Repurchased $48.7 million Growing Shareholder Value Valley Proteins Acquisition Completed – May 2, 2022 FASA Group Acquisition Completed – Aug. 1, 2022 DGD 3 Start-up – Q4 2022

4 21 Strong 2Q and YTD Earnings In millions, except per share Q2-2022 Q2-2021 % variance YTD 2022 YTD 2021 % variance Net Sales $1,650.2 $1,198.7 37.7% $3,016.5 $2,245.4 34.3% Gross Margin $418.7 $320.6 30.6% $764.4 $594.5 28.6% Gross Margin % 25.4% 26.7% (4.9)% 25.3% 26.5% (4.5)% Net Income $202.0 $196.6 2.7% $390.0 $348.3 12.0% EPS Diluted $1.23 $1.17 5.1% $2.37 $2.08 13.9% In millions Q2-2022 Q2-2021 % variance YTD 2022 YTD 2021 % variance Feed $242.1 $160.6 50.7% $420.2 $285.0 47.4% Food $65.4 $53.0 23.4% $123.1 $99.4 23.8% Fuel (1) $110.8 $154.2 (28.1)% $220.8 $282.9 (22.0%) Corporate ($15.7) ($14.1) 12% ($30.8) ($28.8) 6.9% Total combined adjusted EBITDA $402.6 $353.7 13.8% $733.2 $638.5 14.8% (1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA Darling 26.7% 27.5% 24.5% 25.3% 25.4% 18% 23% 28% Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Balance Sheet In millions, except per ratio data As of 7/2/2022 As of 1/1/2022 Cash (including restricted) $146.8 $69.1 Revolver availability $1,446 $1,285.9 Net working capital $427.9 $291.7 Total debt $2,913 $1,463.4 Leverage ratio (2) 2.59 1.57 Darling Ingredients Quarterly Gross Margin % (2) Per bank covenant

5 21 Food 16%Feed 58% Fuel 26% Food Feed Fuel Combined Adjusted EBITDA Q2 2022 % of Total EBITDA by Segment $177 $222 $230 $224 $244 $312 $108 $132 $60 $83 $87 $91 $0 $150 $300 $450 Global Ingredients DGD $284.8 $353.7 $289.6 (In millions) $306.8 $330.7 $402.6 Q1 21 Q2 22Q1 22Q4 21Q3 21Q2 21 (1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA Record Quarter EBITDA

Feed Segment
Record Growth, Advantaged Feedstocks

Key Drivers

- Raw materials volumes up 23% quarter over quarter, 13% year to date
- Net sales growth up 51.6% quarter over quarter, driven by Valley Proteins acquisition
- Waste fat strength illustrates growing demand for decarbonization solutions
- Used cooking oil growth attributed to Valley Proteins acquisition and increased travel and trading down for value-driven food options
- Procurement formulas lagging behind rising energy prices
- Valley Proteins integration on target, margin improvement is laser focus

US $ (in millions)	Q2-2022	Q2-2021	YTD-2022	YTD-2021
Net Sales	$ 1,170,347	$ 771,932	$ 2,049,785	$ 1,423,376
Cost of sales & operating expenses	864,306	556,424	1,509,829	1,031,005
Gross Margin	$ 306,041	$ 215,508	$ 539,956	$ 392,371
Gain on sale of assets	(964)	(122)	(1,305)	(261)
Selling, general & administrative expenses	64,863	54,977	121,072	107,597
Restructuring and asset impairment charges	8,557	-	8,557	-
Depreciation & amortization	68,938	53,971	123,288	108,580
Segment operating income	$ 164,647	$ 106,682	$ 288,344	$ 176,455
Equity in net income of other unconsolidated subsidiaries	$ 2,272	$ 1,940	$ 3,632	$ 2,552
Segment Income	$ 166,919	$ 108,622	$ 291,976	$ 179,007
Segment EBITDA	**$ 242,142**	**$ 160,653**	**$ 420,189**	**$ 285,035**
Raw material processed (mmts)*	2.70	2.19	5.0	4.43

6 21

7 21 Feed Segment Strong Sales Volumes Fats Proteins Other Rendering Total Rendering Used Cooking Oil Bakery Other Total Net sales three months ended July 3, 2021 292.5$ 258.4$ 45.4$ $ 596.3 86.4$ 79.3$ 9.9$ $ 771.9 Increase in sales volumes 52.1 60.9 - 113.0 11.7 2.6 - 127.3 Increase in finished product prices 161.7 45.5 - 207.2 55.2 7.8 - 270.2 Decrease due to currency exchange rates (7.5) (13.7) (1.6) (22.8) (0.7) - - (23.5) Other change - - 20.4 20.4 - - 4.0 24.4 Total change 206.3 92.7 18.8 317.8 66.2 10.4 4.0 398.4 Net sales three months ended July 2, 2022 498.8$ 351.1$ 64.2$ 914.1$ 152.6$ 89.7$ 13.9$ 1,170.3$

8 21 Key Drivers • Continued uplift in food segment from movement from gelatin to higher-margin collagen peptides • Hydrolyzed collagen demand is escalating rapidly as demand for collagen peptides for joint, ligament, hair and skin health grows worldwide • North America accounts for 32.2% of the hydrolyzed collagen market, illustrating worldwide growth opportunities for collagen peptides • Edible fats market strong Food Segment Continued Record Growth US $ (in millions) Q2-2022 Q2-2021 YTD-2022 YTD-2021 Net Sales $ 369,181 $ 317,031 $ 723,995 $ 615,096 Cost of sales & operating expenses 280,964 238,539 551,276 464,952 Gross Margin $ 88,217 $ 78,492 $ 172,719 $ 150,144 Loss/(gain) on sale of assets (73) (48) (82) 7 Selling, general & administrative expenses 22,855 25,542 49,669 50,733 Depreciation & amortization 14,449 15,850 29,899 30,733 Segment Income $ 50,986 $ 37,148 $ 93,203 $ 68,671 Segment EBITDA $ 65,435 $ 52,998 $ 123,102 $ 99,404 Raw material processed (mt)* 272,000 274,000 550,000 548,000

9 21 Food Segment High-Margin Col lagen Peptides Drive Growth 76% 14% 10% Q2 - 2022 % of Sales Breakdown Collagen Edible fats Other products $100 $120 $140 $160 $180 $200 $220 Food Segment Trailing 4Q adjusted EBITDA Trailing 4 Q's

10 21 Fuel Segment Feedstock outpaced hedging US $ (in millions) Q2-2022 Q2-2021 YTD-2022 YTD-2021 Net Sales $ 110,660 $ 109,706 $ 242,742 $ 206,913 Cost of sales & operating expenses 86,237 83,110 190,979 154,900 Gross Margin 24,423 26,596 51,763 52,013 Gain on sale of assets (18) (58) (57) (38) Selling, general & administrative expenses 4,277 4,474 8,197 9,341 Restructuring and asset impairment charges - - - 778 Depreciation & amortization 6,936 6,698 13,610 12,853 Equity in net income of Diamond Green Diesel 73,680 125,788 145,484 228,013 Segment Income $ 86,908 $ 141,270 $ 175,497 $ 257,092 Segment EBITDA $20,164 $22,180 $43,623 $42,710 DGD adjusted EBITDA (Darling's Share) $90,611 $ 132,001 $177,171 $240,201 Segment EBITDA (1) $110,775 $ 154,181 $220,794 $282,911 Raw material processed (mt)*` 351,000 315,000 692,000 642,000 Key Drivers • Green energy investments in Europe delivering as planned • Diamond Green Diesel 2H margins expected to improve • Diamond Green Diesel 3 on schedule to be operational in Q4 • Growing public policy support low-carbon energy solutions • Canada Clean Fuels Standard • Inflation Reduction Act of 2022 • Washington, Oregon • Waste fats and oils feedstocks continue to be advantaged over food-based feedstocks

11 21 Fuel Segment High Feedstock Prices, Lower California LCFS, Volati le RINs US$ and gallons (in millions) Q2 2022 Q2 2021 YTD 2022 YTD 2021 EBITDA (Entity) - recorded w/no BTC (17.2)$ 180.0$ 0.1$ 317.4$ EBITDA (Entity) - recorded including BTC 181.2$ 264.0$ 354.3$ 480.4$ Pro forma Adjusted EBITDA (Darling's share) 90.6$ 132.0$ 177.2$ 240.2$ Total gallons produced 208.6 79.2 375.0 157.8 Total gallons sold/shipped 198.6 84.0 355.0 162.0 EBITDA per gallon sold /shipped 0.91$ 3.14$ 1.00$ $2.97 Diamond Green Diesel $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 Quarterly Avg. Prices D4 RINs (1.7 Multiple) & Yellow Grease - IL D4 RINs (x 1.7) (Right Axis) Yello Grease - Illinois (Left Axis) $/lb

12 21 APPENDIX ADDITIONAL INFORMATION Q2-22 EARNINGS

DARLING INGREDIENTS
Q2-22 EARNINGS

California LCFS RIN Value History


Monthly Average LCFS Carbon Credit Price (USD/MT)
$250
$200
$150
$100
$50
$0
1/1/2016
4/1/2016
7/1/2016
10/1/2016
1/1/2017
4/1/2017
7/1/2017
10/1/2017
1/1/2018
4/1/2018
7/1/2018
10/1/2018
1/1/2019
4/1/2019
7/1/2019
10/1/2019
1/1/2020
4/1/2020
7/1/2020
10/1/2020
1/1/2021
4/1/2021
7/1/2021
10/1/2021
1/1/2022
4/1/2022
7/1/2022


Platts Biodiesel RIN Values (Year 1, cents/gal)
Source: Platts via Bloomberg
D4 - Biomass-Based Diesel
D6 - Ethanol
StoneX
220
210
200
190
180
170
160
150
140
130
120
110
100
90
80
70
60
50
40
30
20
10
0
Jan-17
Mar-17
May-17
Jul-17
Sep-17
Nov-17
Jan-18
Mar-18
May-18
Jul-18
Sep-18
Nov-18
Jan-19
Mar-19
May-19
Jul-19
Sep-19
Nov-19
Jan-20
Mar-20
May-20
Jul-20
Sep-20
Nov-20
Jan-21
Mar-21
May-21
Jul-21
Sep-21
Nov-21
Jan-22
Mar-22
May-22
Jul-22
Sep-22

13 21

14 21 Q2-22 EARNINGS Feed Segment – Historical US$ (in millions) Q1-2021 Q2-2021 Q3-2021 Q4-2021 Total 2021 Q1-2022 Q2-2022 Net Sales $ 651.4 $ 771.9 $ 769.6 $ 846.5 $ 3,039.5 $ 879.4 1,170.3 Gross Margin 176.9 215.5 216.0 224.9 833.3 233.9 306.0 Gross Margin % 27.1% 27.9% 28.1% 26.6% 27.4% 26.6% 26.1% Gain on sale of assets (0.1) (0.1) (0.2) (0.1) (0.6) (0.3) (1.0) SG&A 52.6 55.0 55.0 57.5 220.1 56.2 64.9 SG&A Margin % 8.1% 7.1% 7.1% 6.8% 7.2% 6.4% 5.5% Operating Income 69.8 106.7 107.4 111.0 394.8 123.7 164.6 Adj. EBITDA (1) $ 124.4 $ 160.7 $ 161.2 $ 167.5 $ 613.7 $ 178.0 $ 242.1 Adj. EBITDA Margin % 19.1% 20.8% 20.9% 19.8% 20.2% 20.2% 20.7% Raw Material Processed (mmts)* 2.23 2.19 2.22 2.27 8.92 2.31 2.70

15 21 Q2-22 EARNINGS Food Segment – Historical US$ (in millions).1 Q1-2021 Q2-2021 Q3-2021 Q4-2021 Total 2021 Q1 -2022 Q2-2022 Net Sales $ 298.1 $ 317.0 $ 311.9 $ 344.7 $ 1,271.6 $ 354.8 $ 369.2 Gross Margin 71.7 78.5 70.5 71.7 292.4 84.5 88.2 Gross Margin % 24.0% 24.8% 22.6% 20.8% 23.0% 23.8% 23.9% Loss/(gain) on sale of assets 0.1 (0.0) (0.0) (0.1) (0.1) (0.1) (0.1) SG&A 25.2 25.5 24.4 22.4 97.6 26.8 22.9 SG&A Margin % 8.5% 8.1% 7.8% 6.5% 7.7% 7.6% 6.2% Operating Income 31.5 37.1 31.2 34.1 134.0 42.2 51.0 Adj. EBITDA $ 46.4 $ 53.0 $ 46.1 $ 49.4 $ 194.9 $ 57.7 $ 65.4 Adj. EBITDA Margin % 15.6% 16.7% 14.8% 14.3% 15.3% 16.2% 17.7% Raw Material Processed (mmts)* 0.26 0.27 0.28 0.29 1.11 0.28 0.27

16 21 Q2-22 EARNINGS F u e l S e g m e n t – H i s t o r i c a l US$ (in millions) Q1-2021 Q2-2021 Q3-2021 Q4-2021 Total 2021 Q1-2022 Q2-2022 Net Sales $ 97.2 $ 109.7 $ 104.4 $ 118.9 $ 430.2 $ 132.0 $ 110.7 Gross Margin 25.4 26.6 39.8 24.5 116.3 27.3 24.4 Gross Margin % 26.1% 24.2% 38.1% 20.6% 27.0% 20.7% 22.1% Gain on sale of assets 0.0 (0.1) (0.3) (0.0) (0.3) (0.0) (0.0) SG&A 4.9 4.5 4.5 3.2 17.0 3.9 4.3 Restructuring and asset impairment charges 0.8 - - - 0.8 - - Depreciation and amortization 6.2 6.7 6.4 6.2 25.4 6.6 6.9 Equity in net income of DGD 102.2 125.8 54.0 69.7 351.7 71.8 73.7 Operating Income 95.8 141.3 83.2 84.8 405.1 88.6 86.9 Base adjusted EBITDA 0.5 22.2 35.6 21.4 79.7 23.4 20.2 DGD adjusted EBITDA (Darling's Share) 108.2 132.0 60.0 83.2 383.4 86.6 90.6 Combined adjusted EBITDA (1) $ 108.8 $ 154.2 $ 95.6 $ 104.6 $ 483.1 $110.0 $110.8 Raw Material Processed (mmts) (2) 0.33 0.31 0.30 0.33 1.28 0.34 0.35 (1) Includes Fuel Segment base EBITDA and Darling's share of DGD EBITDA. (2) Excludes feed stock (raw material) processed at the DGD joint venture.

Historical Pricing

2022 Average Jacobsen Prices (USD)

2022 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$67.00	$72.03	$74.70	$71.39	$75.60	$81.00	$81.76	$79.51									
Yellow Grease - Illinois / cwt	$45.38	$55.50	$60.02	$53.91	$58.00	$60.50	$61.74	$60.11									
Used Cooking Oil (UCO) - Illinois / cwt	$59.20	$63.47	$68.02	$63.89	$69.00	$69.00	$69.00	$68.89									
Meat and Bone Meal - Ruminant - IL/ ton	$275.50	$291.84	$374.50	$317.22	$360.00	$360.00	$379.52	$366.62									
Poultry By-Product Meal - Feed Grade - Mid South/ton	$358.38	$362.50	$380.00	$367.03	$380.00	$381.91	$393.93	$385.83									
Poultry By-Product Meal - Pet Food - Mid South/ton	$759.38	$764.50	$764.41	$761.70	$800.00	$826.20	$779.05	$801.36									

2022 Average Jacobsen Prices (USD)

2022 Vegetable Oils Pricing Competing Ingredient for Feed Segment fats & biofuel feedstock	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Soybean Oil (crude/de-gummed) - Central Illinois / cwt	$64.42	$69.42	$78.75	$71.30	$84.32	$85.79	$80.45	$83.48									
Soybean Oil (RBD) - Central Illinois / cwt	$75.57	$79.66	$91.29	$82.65	$96.50	$102.81	$98.78	$99.83									
Distiller's Corn Oil - IL/WI cwt	$64.76	$79.00	$76.00	$73.25	$78.73	$80.11	$74.28	$77.63									

Average Wall Street Journal Prices (USD)

2022 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Corn - Track Central IL #2 Yellow / bushel	$6.22	$6.70	$7.70	$6.90	$8.10	$8.23	$8.30	$8.20									

Average Thomson Reuters Prices (USD)

2022 European Benchmark Pricing Palm Oil - Competing ingredient for edible fats in Food Segment; Soy meal - Competing ingredient for protein meals in Feed Segment	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Palm oil - CIF Rotterdam / metric ton	$1,342	$1,502	$1,820	$1,555	$1,700	$1,698	$1,588	$1,662									
Soy meal - CIF Rotterdam / metric ton	$535	$576	$617	$576	$583	$531	$535	$550									

Comparison	*QTR. over QTR. (Sequential)* Q1-2022 Avg.	Q2-2022 Avg.	% Change	*Year over Year (Q1)* Q2-2021 Avg.	Q2-2022 Avg.	% Change
Average Jacobsen Prices (USD)						
Bleachable Fancy Tallow - Chicago Renderer / cwt	$71.39	$79.51	11.4%	$56.60	$79.51	40.5%
Yellow Grease - Illinois / cwt	$53.91	$60.11	11.5%	$42.47	$60.11	41.5%
Used Cooking Oil (UCO) - Illinois / cwt	$63.89	$68.89	7.8%	$47.18	$68.89	46.0%
Meat and Bone Meal - Ruminant - Illinois / ton	$317.20	$366.62	15.6%	$408.63	$366.62	-10.3%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$367.03	$385.83	5.1%	$339.31	$385.83	13.7%
Poultry By-Product Meal - Pet Food - Mid South / ton	$761.69	$801.36	5.2%	$823.18	$801.36	-2.7%
Soybean Oil (crude/de-gummed) - Central Illinois / cwt	$71.30	$83.48	17.1%	$73.11	$83.48	14.2%
Soybean Oil (RBD) - Central Illinois / cwt	$82.65	$99.83	20.8%	$87.31	$99.83	14.3%
Distiller's Corn Oil - IL/WI per cwt	$73.25	$77.63	6.0%	$52.01	$77.63	49.3%
Average Wall Street Journal Prices (USD)						
Corn - Track Central IL #2 Yellow / bushel	$6.90	$8.20	18.8%	$6.58	$8.20	24.6%
Average Thomson Reuters Prices (USD)						
Palm oil - CIF Rotterdam / metric ton	$1,555	$1,662	6.9%	$1,168	$1,662	42.3%
Soy meal - CIF Rotterdam / metric ton	$576	$550	-4.5%	$473	$550	16.3%

17

21

Adjusted EBITDA

Adjusted EBITDA *(U.S. dollars in thousands)*	Three Months Ended July 2, 2022	Three Months Ended July 3, 2021	Six Months Ended July 2, 2022	Six Months Ended July 3, 2021
Net income attributable to Darling	$201,996	$196,582 #	$390,049	$348,348
Depreciation and amortization	93,113	79,222	172,359	157,756
Interest expense	24,008	15,268	39,611	31,696
Income tax expense	47,333	54,979	73,416	83,687
Restructuring and asset impairment charges	8,557	-	8,557	778
Acquisition and integration costs	5,358	-	9,131	-
Foreign currency loss	4,412	684	5,512	1,094
Other expense, net	302	1,198	1,044	2,357
Equity in net income of Diamond Green Diesel	(73,680)	(125,788)	(145,484)	(228,013)
Equity in net income of other unconsolidated subsidiaries	(2,272)	(1,940)	(3,632)	(2,552)
Net income attributable to noncontrolling interests	2,833	1,487	5,511	3,139
Adjusted EBITDA (Non-GAAP)	$311,960	$221,692	$556,074	$398,290
Foreign currency exchange impact	15,928 (1)		23,155 (2)	
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$327,888	$221,692	$579,229	$398,290
DGD Joint Venture Adjusted EBITDA (Darling's Share)	$90,611	$132,001	$177,171	$240,201
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$402,571	$353,693	$733,245	$638,491

(1) The average rate assumption used in this calculation was the actual fiscal average rate for the three months ended July 2, 2022 of €1.00:USD$1.06 and CAD$1.00:USD$0.78, as compared to the average rate for the three months ended July 3, 2021 of €1.00:USD$1.21 and CAD$1.00:USD$0.81, respectively.

(2) The average rate assumption used in this calculation was the actual fiscal average rate for the six months ended July 2, 2022 of €1.00:USD$1.09 and CAD$1.00:USD$0.79, as compared to the average rate for the six months ended July 3, 2021 of €1.00:USD$1.20 and CAD$1.00:USD$0.80, respectively.

18 21

Q2 – 22 Earnings

EVENT CALENDAR

Raymond James Sustainability Symposium | Low-Carbon Technology: Empowering Companies to Their Own Sustainability Goals
August 15 - Virtual

Piper Sandler Energy Transition Leader's Summit
August 16-18 - Aspen

AllianceBerstein, Columbia Threadneedle Buy-Side Small & Mid-Cap Investor Summit

September 20 – New York

19 21

20 21 Non-U.S. GAAP Measures Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, restructuring, acquisition and integration costs, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities 6% Notes, 5.25% Notes and 3.625% Notes that were outstanding on July 2, 2022. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. Q2 – 22 EARNINGS

21 21 Q 2 | A U G U S T 2 0 2 2 EARNINGS REPORT